Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-207183) on Form S-8 of our report dated August 28, 2020, with respect to the consolidated financial statements of Madison Square Garden Sports Corp.

/s/ KPMG LLP

New York, New York
August 18, 2022